Zumiez Inc. Reports December 2015 Sales Results

Net Sales Decreased 6.2% to $134.5 Million; December 2015 Comparable Sales Decreased 8.9%; Company Raises Fourth Quarter Outlook

LYNNWOOD, WA -- (Marketwired - January 06, 2016) - Zumiez Inc. (NASDAQ: ZUMZ), a leading specialty retailer of apparel, footwear, equipment and accessories for young men and women, today announced that total net sales for the five-week period ended January 2, 2016 decreased 6.2% to $134.5 million, compared to $143.4 million for the five-week period ended January 3, 2015. The Company's comparable sales decreased 8.9% for the five-week period ended January 2, 2016 compared to a comparable sales increase of 8.0% for the five-week period ended January 3, 2015.

Based primarily on better than expected sales, the Company is raising its guidance and now expects fiscal 2015 fourth quarter net sales in the range of $237 to $239 million and net income per diluted share of approximately $0.45 to $0.47 which now includes the recently disclosed estimate of $1.3 million, or approximately $0.03 per diluted share for exit costs associated with the shutdown of the Company's fulfillment facility in Edwardsville, Kansas. This guidance is now predicated on a comparable sales decrease of approximately 11% for the fourth quarter and is an increase from the previously issued guidance of net sales in the range of $226 to $231 million and net income per diluted share of approximately $0.40 to $0.46 that did not include the above mentioned exit costs.

To hear the Zumiez prerecorded December sales message, please dial (201) 689-8483 or (877) 523-5612, followed by the passcode # 986439 (ZUMIEZ).

About Zumiez Inc.
Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of January 2, 2016 we operated 659 stores, including 593 in the United States, 42 in Canada, and 24 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended October 31, 2015 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200